SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

July 31, 2002

Date of Report (date of earliest event reported)

Landacorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29377	94-3346710

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4151 Ashford Dunwoody Road, Suite 505 Atlanta Georgia 30319

(Address of principal executive offices)
(404) 531-9956

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
EXHIBIT 10.20

ITEM 5. OTHER EVENTS

     Landacorp, Inc. (“Landacorp”) today entered into the First Amended and Restated Services and Systems Agreement (the “Amended Agreement”) with Lifeguard, Inc., a private not-for-profit heath plan, and its affiliate Lifeguard Insurance Co. (Collectively, “Lifeguard”). The Amended Agreement amends and restates the original November 2001 Services and System Agreement among the parties. The Amended Agreement provides, among other things, that Landacorp’s disease management services provided to Lifeguard will not be reinsured, and that Landacorp has agreed to reimburse a significant portion of the per member per month subscription fees paid by Lifeguard in the event that Landacorp cannot deliver the minimum guaranteed savings anticipated under the Amended Agreement.

Exhibit Number	Description

10.20	First Amended and Restated Services and Systems Agreement Number 01071003 between Lifeguard, Inc. and Lifeguard Life Insurance Company, and Landacorp, Inc. dated July 31, 2002.*

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2002

LANDACORP, INC.
By:	/s/ Mark Rapaport

Chief Operating Officer and Chief Financial Officer